Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐                                 CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1573084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, CO 80111 (303) 846-6000	Paul Murphy President and Chief Executive Officer 6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, CO 80111 (303) 846-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Debt Securities

Item 1.         General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.      Not applicable.

Item 16.  List of Exhibits.       List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                                            A copy of the Comptroller of the Currency Certificate of Corporate
Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.                                            A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect.*

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*  Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and State of Massachusetts on the 29th day of May, 2020.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

EXHIBIT 6

May 29, 2020

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2020, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$21,745
Interest-bearing balances	123,531
Securities:
Held-to-maturity securities	169,848
Available-for-sale securities	242,111
Equity Securities with readily determinable fair value not held for trading	122
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	82
Securities purchased under agreements to resell	58,438
Loans and lease financing receivables:
Loans and leases held for sale	14,855
Loans and leases, net of unearned income	968,033
LESS: Allowance for loan and lease losses	10,893
Loans and leases, net of unearned income and allowance	957,140
Trading Assets	58,848
Premises and fixed assets (including capitalized leases)	11,733
Other real estate owned	235
Investments in unconsolidated subsidiaries and associated companies	13,202
Direct and indirect investments in real estate ventures	12
Intangible assets	32,598
Other assets	59,196
Total assets	$1,763,696

LIABILITIES
Deposits:
In domestic offices	$1,403,302
Noninterest-bearing	452,458
Interest-bearing	950,844
In foreign offices, Edge and Agreement subsidiaries, and IBFs	44,243
Noninterest-bearing	858
Interest-bearing	43,385
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,055
Securities sold under agreements to repurchase	6,389

Dollar Amounts
In Millions

Trading liabilities	15,841
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases)	76,704
Subordinated notes and debentures	12,499
Other liabilities	32,411
Total liabilities	$1,593,444

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,728
Retained earnings	54,130
Accumulated other comprehensive income	844
Other equity capital components	0
Total bank equity capital	170,221
Noncontrolling (minority) interests in consolidated subsidiaries	31

Total equity capital	170,252
Total liabilities, and equity capital	$1,763,696

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

Maria R. Morris

Theodore F. Craver, Jr.

Juan A. Pujadas